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                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the CytRx Corporation 2000 Long-Term Incentive Plan of our report dated March 8, 2001, with respect to the consolidated financial statements and schedule of CytRx Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



Ernst & Young LLP

Atlanta, Georgia
August 14, 2001